AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 5th day of  December, 2013, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend the fees; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following;

Exhibit F, of the agreement, is hereby superseded and replaced with Amended Exhibit F attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit F to the
Separate Series of the Advisors Series Trust-Transfer Agent Servicing Agreement

Name of Series	Date Added
Chase Growth Fund	3/12/2003
Chase Mid Cap Growth Fund	10/25/2004

Transfer Agent, Shareholder & Account Services Fee Schedule at January 1, 2014

Annual Service Charges to the Fund*
▪	Base Fee Per CUSIP	$___ /year
▪	NSCC Level 3 Accounts	$___ /open account
▪	No-Load Fund Accounts	$___ /open account
▪	Load Fund Accounts	$___ /open account
▪	Closed Accounts	$___ /closed account

Services Included in Annual Base Fee Per CUSIP
▪	Report Source - Client on-line access to fund and investor data.
▪	NSCC System Interface
▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Activity Charges
▪	Manual Shareholder Transaction & Correspondence	$___ /event
▪	Omnibus Account Transaction	$___ /transaction
▪	Telephone Calls	$___ /month base fee plus $___ /minute
▪	Voice Response Calls	$___ /call
▪	Daily Valuation/Manual 401k Trade	$___ /trade

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, inbound calls, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, shareholder/dealer print out (daily confirms, investor confirms, tax, checks, and commissions),voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Chase

Amended Exhibit F to the
Separate Series of the Advisors Series Trust -Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services Supplemental Services – E-Commerce Services
Fee Schedule at January 1, 2014

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
-	Implementation - $___ /fund group – includes up to 10 hours of technical/BSA support
-	Annual Base Fee - $___ /year
▪	Customization - $___ /hour
▪	Activity (Session) Fees:
-	Inquiry - $___ /event
-	Account Maintenance - $___ /event
-	Transaction – financial transactions, reorder statements, etc. - $___ /event
-	New Account Setup - $___ /event (Not available with FAN Web Select)
▪	Strong Authentication:
-	$___ /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
-	Inquiry - $___ /event
-	Per broker ID - $___ /month per ID
▪	Transaction Processing
-	Implementation - $___ /management company
-	Transaction – purchase, redeem, exchange, literature order - $___ /event
-	New Account Setup – $___ /event
-	Monthly Minimum Charge - $___ /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees
-	$___ /fund group
▪	Load charges
-	$___ /image
▪	Archive charge (for any image stored beyond 2 years)
-	$___ /document

*Normal Vision ID and activity charges also apply.

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
-	Setup: $___ /user
-	Support: $___ /user per month

Additional Data Delivery Services
▪	Ad Hoc/ PowerSelect File Development
-	Setup: $___ /request (Includes up to 2 hours of programming. If beyond, additional time will be $___ / hour consultation and development.)
-	Support: $___ /file per month
-	Files can be scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $___ one-time fee
-	Support: $___ /file per month

Programming Charges
▪	$___/hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements

Chase

Amended Exhibit F to the
Separate Series of the Advisors Series Trust -Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services Supplemental Services
Fee Schedule at January 1, 2014

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$___ /direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$___ setup /fund group
▪	$___ /month administration
▪	$___ /received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$___ /fund group per month

Literature Fulfillment Services*
▪	Account Management
−	$___ /month
▪	Inbound Teleservicing Only
−	Account Management - $___ /month
−	Call Servicing - $___ /minute
o	Lead Conversion Reporting
−	$___ /month
▪	Closed Loop Reporting
−	Account Management - $___ /month
−	Database Installation, Setup - $___ /fund group
▪	Out-of-Pocket Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
▪	$___ /monthly report

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$___ /qualified plan account or Coverdell ESA account (cap at $___ /SSN)
▪	$___ /transfer to successor trustee
▪	$___ /participant distribution (excluding SWPs)
▪	$___ /refund of excess contribution
▪	$___ /reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$___ /outgoing wire transfer or overnight delivery
▪	$___ /telephone exchange
▪	$___ /return check or ACH or stop payment
▪	$___ /research request per account (cap at $___ /request) (This fee applies to requests for statements older than the prior year)

CUSIP Setup
▪	Subsequent CUSIP Setup - $___ /CUSIP
▪	Expedited CUSIP Setup - $___ /CUSIP (less than 35 days)

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit F.
CHASE INVESTMENT COUNSEL CORPORATION

By: /s/ Jennifer King

Printed Name: Jennifer King

Title: Senior Vice President                   Date: 12/13/13

Chase